UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 28, 2023
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HGTY.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On November 28, 2023, The Hagerty Group, LLC (the "Borrower") entered into a Tenth Amendment to the Amended and Restated Credit Agreement ("Credit Agreement"), which amended the terms of its credit facility with JPMorgan Chase Bank, N.A., as administrative agent, the Foreign Subsidiary Borrowers party thereto, and the other financial institutions party thereto as Lenders (the “Tenth Amendment”).

The Tenth Amendment amends and restates the existing Credit Agreement to provide for additional flexibility in the operations of the Borrower and its subsidiaries including, among others, (i) adding additional baskets for investments, incurrence of indebtedness and liens subject to compliance with a pro forma leverage ratio less than or equal to 3.25x; (ii) for periods on or after June 2024, setting the maximum permitted leverage ratio under the financial maintenance covenant to 3.75x; and (iii) providing for additional indebtedness in the form of either incremental debt on a pari-passu basis or on an asset-backed securitization basis.
In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Company, the Borrower, and their subsidiaries (the "Company Group"), involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company Group may have entered into interest rate and foreign exchange derivative arrangements with one or more Lenders, or their affiliates.

The foregoing description of the Tenth Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tenth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*
Tenth Amendment to Amended and Restated Credit Agreement, dated as of November 28, 2023, among The Hagerty Group, LLC, the Foreign Subsidiary Borrowers party hereto, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, filed herewith. Portions of this Exhibit have been omitted.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Diana M. Chafey
Date: December 1, 2023	Diana M. Chafey
Chief Legal Officer and Corporate Secretary